Exhibit 5.1

Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 8, 2006, relating to the financial statements of Brookfield Properties Corporation, appearing in the Annual Report on Form 40-F of Brookfield Properties Corporation for the year ended December 31, 2005, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Toronto, Ontario
December 8, 2006

Member of Deloitte Touche Tohmatsu